                       MORTGAGE LOAN PURCHASE AGREEMENT





                                    between





                         PREMIER MORTGAGE CORPORATION

                                    Seller





                                      and





                         PNC MORTGAGE SECURITIES CORP.

                                   Purchaser

                               TABLE OF CONTENTS
                                                                                        Page
Section 1.       Definitions..........................................................    1

Section 2.       Procedures for Purchases of Mortgage Loans...........................    8

Section 3.       Sale of Mortgage Loans to Takeout Investor...........................    9

Section 4.       Payment of Accrued Interest..........................................   12

Section 5.       Servicing of the Mortgage Loans......................................   12

Section 6.       Trade Assignments....................................................   14

Section 7.       Transfers of Beneficial Interest in Mortgage Loans by
                    Purchaser.........................................................   14

Section 8.       Record Title to Mortgage Loans; Intent of parties; Security
                    Interest..........................................................   15

Section 9.       Representations and Warranties.......................................   16

Section 10.      Covenants of Seller..................................................   24

Section 11.      Indemnification......................................................   27

Section 12.      Term.................................................................   27

Section 13.      Exclusive Benefit of Parties; Assignment.............................   27

Section 14.      Amendments; Waivers, Cumulative Rights...............................   27

Section 15.      Execution in Counterparts............................................   27

Section 16.      Effect of Invalidity of Provisions...................................   27

Section 17.      Governing Law........................................................   27

Section 18.      Notices..............................................................   28

Section 19.      Entire Agreement.....................................................   28

Section 20.      Costs of Enforcement.................................................   28

Section 21.      Consent to Service...................................................   28

Section 22.      Construction.........................................................   28

                       MORTGAGE LOAN PURCHASE AGREEMENT


                  This Mortgage Loan Purchase Agreement ("Agreement"), dated as of _______________, 1996, is by and between PNC Mortgage Securities Corp. ("Purchaser") and Premier Mortgage Corporation ("Seller").

                             PRELIMINARY STATEMENT

                  Seller may, in its sole discretion, offer to sell to Purchaser from time to time certain Mortgage Loans, and Purchaser, in its sole discretion, may agree to purchase such Mortgage Loans from Seller in accordance with the terms and conditions set forth in this Agreement. Seller, subject to the terms hereof, will cause each Mortgage Loan to be purchased by a Takeout Investor. During the period from the Purchaser's purchase of a Mortgage Loan to the sale of the Mortgage Loan to a Takeout Investor, Seller shall service such Mortgage Loan on behalf of Purchaser.

                  The parties hereto hereby agree as follows:

                  Section 1.        Definitions.

                  Capitalized terms used but not defined herein shall have the meanings set forth in the Custodial Agreement. As used in this Agreement, the following terms shall have the following meanings:

                           "Act of Insolvency": With respect to Seller, (a)
                  the commencement by Seller as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, or Seller's seeking the appointment of a receiver, trustee, custodian or similar official for Seller or any substantial part of Seller's property, or (b) the commencement of any such case or proceeding against Seller, or another's seeking such appointment, or the filing against Seller of an application for a protective decree which (1) is consented to or not timely contested by Seller, (2) results in the entry of an order for relief, such an appointment, the issuance of such a protective decree or the entry of an order having a similar effect, or (3) is not dismissed within thirty (30) days, (c) the making by Seller of a general assignment for the benefit of creditors or (d) the admission in writing by Seller that Seller is unable to pay its debts as they become due or the nonpayment generally by Seller of its debts as they become due.

                           "Agency":  FNMA or FHLMC or GNMA, as applicable.

                           "Agency  Transaction":  A  transaction  initiated by
                  Purchaser's delivery of a Request for Certification which identifies a Conduit as the Takeout Investor.

                           "Assignee":  As defined in Section 7.

                           "Business Day": Any day other than (a) a Saturday,
                  Sunday or other day on which banks located in New York, New York or Chicago, Illinois are authorized or obligated by law or executive order to be closed or (b) any day on which Purchaser or Custodian is closed for business, provided that notice thereof shall have been given to Seller not less than seven (7) calendar days prior to such day, and provided further that such closing does not conflict with any business between Seller and Purchaser scheduled for such date prior to the giving of such notice.

                           "Cash Window Transaction": A transaction initiated
                  by Purchaser's delivery of a Request for Certification to the Custodian which identifies FNMA or FHLMC as the Takeout Investor.

                           "Collateral":  As defined in Section 8(c).

                           "Commitment Amount": The aggregate outstanding
                  principal amount of Mortgage Loans to be purchased pursuant to a Takeout Commitment. If the applicable Takeout Confirmation expresses the Commitment Amount as a fixed amount plus or minus a percentage of such fixed amount, then the amount required to be delivered by Seller shall be the minimum amount within such range and the amount required to be purchased by Takeout Investor shall be the maximum amount within such range.

                           "Commitment Date": The date set forth in a Takeout
                  Confirmation as the commitment date.

                           "Commitment Guidelines": The guidelines, if any,
                  issued by Takeout Investor regarding the issuance of Takeout Commitments, as amended from time to time by Takeout Investor.

                           "Commitment Number": With respect to a Takeout
                  Commitment, the number identified on the Takeout Confirmation as the commitment number.

                           "Completion Fee": With respect to each Mortgage
                  Pool, an amount equal to the sum of (i) the Discount and
                  (ii) the Net Carry Adjustment, less any reduction negotiated by Seller and Purchaser pursuant to the last sentence of
                  Section 3(b), which amount shall be payable to Seller by Purchaser as compensation to Seller for servicing the Mortgage Pool on behalf of Purchaser during the period commencing on the Purchase Date and ending on the day prior to the Settlement Date.

                           "Conduit Transaction": A transaction initiated by
                  Purchaser's delivery of a Request for Certification which identifies a Conduit as the Takeout Investor.

                           "Confirmation": Purchaser's written confirmation of
                  its intent to purchase a Mortgage Pool, which written confirmation shall be substantially in the form attached hereto as Exhibit F.

                           "Conduit": Any of the entities listed on Schedule A
                  hereto, as supplemented or amended from time to time.

                           "Credit File": With respect to each Mortgage Loan,
                  all papers and documents required to be maintained pursuant to the applicable Sale Agreement, and all other papers and records of whatever kind or description whether developed or originated by Seller or others, required to document or service the Mortgage Loan provided, however, that such Mortgage Loan papers, documents and records shall not include any Mortgage Loan papers, documents or records which are contained in the Custodial File.

                           "Custodial File": With respect to each Mortgage
                  Loan, all papers and documents (i) required to be maintained pursuant to the applicable Sale Agreement with the Takeout Investor's document custodian or (ii) in the event that Takeout Investor does not employ a document custodian, such papers and documents required to be delivered to Takeout Investor on the Settlement Date.

                           "Cure Date": With respect to a Mortgage Loan, the
                  date occurring twenty (20) Business Days after the applicable Purchase Date.

                           "Custodial Account for P&I": As defined in Section
                  5(b).

                           "Custodial Account for Reserves": As defined in
                  Section 5(b).

                           "Custodial Agreement": The Custodial Agreement,
                  dated as of the date of this Agreement, among Purchaser, Seller and Custodian.

                           "Custodian": The entity which is identified as the
                  Custodian in the Custodial Agreement and its permitted successors thereunder.

                           "Defective Mortgage Loan": With respect to any
                                       3

                  Mortgage Loan, either (i) the Document File does not contain a document required to be contained therein, (ii) any document within a Document File is, in the judgment of Takeout Investor, defective or inaccurate in any material respect, when evaluated with respect to requirements of the applicable Sale Agreement, (iii) any document in the Document File is not legal, valid and binding, (iv) the Mortgage Loan breaches any representation or warranty made with respect to it in this Agreement or the applicable Sale Agreement or (v) the Custodian File does not contain a document required to be contained therein.

                           "Discount": With respect to any Mortgage Pool sold
                  by Seller to Purchaser, the product of (i) the percentage identified in the related Confirmation as the discount and
                  (ii) the applicable Trade Principal.

                           "Document File": The Credit File and the Custodial
                  File.

                           "Due Date": The day of the month on which the
                  Monthly Payment is due on a Mortgage Loan.

                           "Exhibit B-1 Letter":  As defined in Section 2(a).

                           "Exhibit C-1 Letter":  As defined in Section 2(a).

                           "Expiration Date": With respect to any Takeout
                  Commitment, the expiration date thereof.

                           "FDIC": Federal Deposit Insurance Corporation or
                  any successor thereto.

                           "FHLMC": Federal Home Loan Mortgage Corporation or
                  any successor thereto.

                           "FNMA": Federal National Mortgage Association or
                  any successor thereto.

                           "Losses": Any and all losses, claims, damages,
                  liabilities or expenses (including reasonable attorneys' fees) incurred by any person specified; provided, however, that "Losses" shall not include any losses, claims, damages, liabilities or expenses which would have been avoided had such person taken reasonable actions to mitigate such losses, claims, damages, liabilities or expenses.

                           "Monthly Payment": The scheduled monthly payment of
                  principal and interest on a Mortgage Loan.
                                      4

                           "Mortgage": The mortgage, deed of trust or other
                  instrument creating a first lien on an estate in fee simple in real property securing a Mortgage Note.

                           "Mortgage Interest Rate": The annual rate of
                  interest borne on a Mortgage Note.

                           "Mortgage Loan": A conventional single family
                  residential mortgage loan which is subject to this Agreement, and which satisfies the requirements of the applicable Sale Agreement as the same may be modified from time to time.

                           "Mortgage Pool": A group of Mortgage Loans
                  purchased by Purchaser hereunder and subject to a single Confirmation.

                           "Mortgage Note": The note or other evidence of the
                  indebtedness of a Mortgagor secured by a Mortgage.

                           "Mortgaged Property": The property subject to the
                  lien of the Mortgage securing a Mortgage Note.

                           "Mortgagor":  The obligor on a Mortgage Note.

                           "NCUA": National Credit Union Administration or any
                  successor thereto.

                           "Net Carry Adjustment": An amount (which may be a
                  negative number) equal to the product of (A) the quotient of
                  (1) the number of days in the period beginning on the Purchase Date and ending on the day prior to the Settlement Date, inclusive, divided by (2) 360 and (B) the difference between (1) the product of (x) the weighted average (by principal balance) of the mortgage interest rates borne by the Mortgage Loans in the applicable Mortgage Pool and (y) the aggregate principal balance of such Mortgage Loans and
                  (2) the product of (x) the weighted average (by principal balance) of the Pass-Through Rates of the Mortgage Loans in the applicable Mortgage Pool and (y) the Purchase Price for such Mortgage Pool.

                           "Notice of Rejection of Trade Assignment:" With
                  respect to any Mortgage Pool that Purchaser elects not to purchase, a notification by Purchaser to Takeout Investor in the form of Exhibit G.

                           "OTS": Office of Thrift Supervision or any
                  successor thereto.

                           "Parent Company": A corporation or other entity
                  owning at least 50% of the outstanding shares of voting stock of Seller.

                           "Pass-Through Rate": With respect to each Mortgage
                  Loan, the rate at which interest on the Mortgage Loan is passed through to Purchaser which shall be the rate of interest specified in the related Confirmation as the Pass-Through Rate.

                           "Payment Shift Date": With respect to a Mortgage
                  Loan, the last day of the month in which the Settlement Date can occur if accrued interest for such month is to be paid by Takeout Investor.

                           "Price Adjustment": With respect to a Takeout
                  Commitment, the percentage by which the Trade Price is adjusted which percentage is determined by application of the applicable formula set forth in the Price Adjustment Summary Sheet.

                           "Price Adjustment Summary Sheet": A document
                  prepared by Purchaser, in its sole and absolute discretion, setting forth the formula by which the Price Adjustment is to be determined. The Price Adjustment Summary Sheet may be amended from time to time, in Purchaser's sole and absolute discretion, and such amendments shall become effective two
                  (2) Business Days following Seller's receipt thereof, provided that no such amendment shall apply to any Mortgage Pool purchased by Purchaser prior to the effective date of such amendment.

                           "Purchase Date": With respect to any Mortgage Pool
                  purchased by Purchaser hereunder, the date on which the applicable Purchase Price is paid by Purchaser to Seller.

                           "Purchase Price": With respect to each Mortgage
                  Pool purchased by Purchaser hereunder, an amount equal to the excess of (A) the Trade Principal for such Mortgage Pool over (B) the Discount.

                           "Purchaser": PNC Mortgage Securities Corp. and its
                  successors in interest, including, but not limited to, a party to whom a Trust Receipt is assigned as provided hereunder and in the Custodial Agreement.

                           "Purchaser's Wire Instructions": The wire
                  instructions set forth in a letter in the form of Exhibit E.
                                      6

                           "Request for Certification": A report detailing
                  loan identification data supplied by Seller to Purchaser, transmitted by Purchaser to Custodian either via facsimile in the form of Exhibit C to the Custodial Agreement or transmitted electronically in an appropriate data layout, regarding all Mortgage Loans being offered for sale by Seller to Purchaser on a Purchase Date.

                           "Sale Agreement": The agreement providing for the
                  purchase by Takeout Investor of Mortgage Loans from Seller.

                           "Seller": Premier Mortgage Corporation and its
                  permitted successors hereunder.

                           "Seller's Wire Instructions": The wire instructions
                  set forth in a letter in the form of Exhibit C-2.

                           "Settlement Date": With respect to any Mortgage
                  Loan, the date on which the Takeout Proceeds for such Mortgage Loan are remitted by Takeout Investor to Purchaser.

                           "Settlement Modification Letter": A letter in the
                  form of Exhibit H.

                           "Successor Servicer": An entity designated by
                  Purchaser, in conformity with Section 3(c)(2), to replace Seller as issuer and servicer, mortgagee or seller/servicer of the Mortgage Loans evidenced by a Trust Receipt.

                           "Takeout Commitment": A commitment of Seller to
                  sell one or more Mortgage Loans to Takeout Investor and of Takeout Investor to purchase one or more Mortgage Loans from Seller.

                           "Takeout Confirmation": The written notification to
                  Seller from Takeout Investor confirming the terms of a Takeout Commitment, including but not limited to, the information set forth in Exhibit I, which notification may take the form of a trade confirmation.

                           "Takeout Investor": An Agency or a Conduit, as
                  applicable.

                           "Takeout Proceeds": With respect to any Mortgage
                  Pool, the related Trade Principal plus accrued interest as calculated in accordance with Section 3(a)(2), adjusted pursuant to any related Settlement Modification Letter accepted by Purchaser.

                           "Third Party Underwriter": Any third party,
                  including but not limited to a mortgage loan pool insurer, who underwrites the Mortgage Loans(s) prior to the purchase by Purchaser of such Mortgage Loans.

                           "Third Party Underwriter's Certificate": A
                  certificate issued by a Third Party Underwriter with respect to a Mortgage Loan, certifying that such Mortgage Loan complies with its underwriting requirements.

                           "Trade Assignment": The assignment by Seller to
                  Purchaser of Seller's rights under a specific Takeout Commitment, in the form of Exhibit D-1.

                           "Trade Price": The trade price set forth on a
                  Takeout Commitment less any applicable Price Adjustment.

                           "Trade Principal": With respect to any Mortgage
                  Pool, the aggregate outstanding principal balance of the related Mortgage Loans multiplied by a percentage equal to the Trade Price.

                           "Trust Receipt": A receipt issued by Custodian,
                  substantially in the form of Exhibit D to the Custodial Agreement which provides, among other things, that Custodian is holding the Mortgage Loans described therein as the bailee and custodian of Purchaser.

                           "Warehouse Lender": Any lender providing financing
                  to Seller for the purpose of originating or purchasing Mortgage Loans which lender has a security interest in such Mortgage Loans as collateral for the obligations of Seller to such lender.

                           "Warehouse Lender's Wire Instructions": The wire
                  instructions set forth in a letter in the form of Exhibit
                  B-2.

                  Section 2.        Procedures for Purchases of Mortgage Loans.

                  (a) Purchaser may, in its sole discretion, from time to time, purchase one or more Mortgage Pools from Seller. Prior to Purchaser's election to purchase any Mortgage Pool, Purchaser shall have received (i) an original, fully completed and authenticated Trust Receipt from Custodian covering the Mortgage Pools being purchased for each of all Cash Window Transactions and all Conduit Transactions and (ii) copies of the Takeout Confirmations related to such Mortgage Pools, together with Trade Assignments in the form of Exhibit D hereto, executed by Seller and Takeout Investor and
(iii) an original letter in the form of Exhibit B-1 (an "Exhibit B-1 Letter")
                                      8
in the event that there is no Warehouse Lender. Simultaneously with the payment by Purchaser of the Purchase Price, in accordance with the Warehouse Lender's Wire Instructions or Seller's Wire Instructions, as applicable, with respect to the Mortgage Pools, Seller hereby conveys to Purchaser all of Seller's right, title and interest in and to the related Mortgage Loan(s) free and clear of any lien, claim or encumbrance. Notwithstanding the satisfaction by Seller of the conditions specified in this Section 2(a), Purchaser is not obligated to purchase any Mortgage Loans offered to it hereunder.

                  (b) If Purchaser elects to purchase any Mortgage Pool, Purchaser shall pay the amount of the Purchase Price for such Mortgage Pool by wire transfer of immediately available funds in accordance with the Warehouse Lender's Wire Instructions or if there is no Warehouse Lender, Seller's Wire Instructions. Upon such payment and not otherwise, Purchaser shall be deemed to have accepted the related Trade Assignment. In the event that Purchaser rejects a Mortgage Pool for purchase for any reason and/or does not transmit the applicable Purchase Price, (i) the Trust Receipt delivered by Custodian to Purchaser in anticipation of such purchase shall automatically be null and void and the previously existing Trust Receipt for that type of transaction shall be in full force and effect, (ii) Purchaser shall not consummate the transactions contemplated in the applicable Takeout Confirmation and shall deliver to Takeout Investor (with a copy to Seller and Custodian) a Notice of Rejection of Trade Assignment, provided, however, that failure of Purchaser to give such notice shall not affect the rejection by Purchaser of the Trade Assignment, (iii) if Purchaser shall nevertheless receive any portion of the related Takeout Proceeds, Purchaser shall promptly pay such Takeout Proceeds to Seller in accordance with Seller's Wire Instructions and (iv) if Purchaser shall have remitted any or all of the Purchase Price for the Mortgage Pool to Seller, Seller shall immediately return such Purchase Price to Purchaser by wire transfer of immediately available funds.

                  (c) The terms and conditions of the purchase of each Mortgage Pool shall be as set forth in this Agreement.

                  Section 3.        Sale of Mortgage Loans to Takeout Investor.

                  (a) With respect to Mortgage Loan(s) that Purchaser has elected to purchase, Purchaser may, at its option, either (i) instruct Custodian to deliver to Takeout Investor, pursuant to Takeout Investor's instructions, the Custodial File in respect of such Mortgage Loans, in the manner and at the time set forth in the Custodial Agreement or (ii) provide for the delivery of the Custodial File to Takeout Investor through an escrow arrangement satisfactory to Purchaser and Takeout Investor. Seller shall deliver to Takeout Investor the related Credit File and any and all additional documents requested by Takeout Investor to enable Takeout Investor to purchase such Mortgage Loan(s) on or before the related Expiration Date.
                                      9

                  (b) With respect to each Mortgage Pool that Purchaser elects to purchase hereunder, Purchaser shall pay to Seller a Completion Fee. Except when Purchaser has accepted a Settlement Modification Letter as described below, the Completion Fee relating to a Mortgage Pool shall not be payable until the earlier to occur of (1) the date of receipt by Purchaser of the applicable Takeout Proceeds and (2) the satisfaction by Seller of all of its obligations pursuant to this Agreement. Notwithstanding the foregoing, Purchaser shall not be obligated to remit any Completion Fee to Seller while Seller is under default hereunder. Upon receipt by Purchaser, prior to the Cure Date, of a Settlement Modification Letter, duly executed by Takeout Investor and Seller, Purchaser may, at its election, agree to the postponement of the Settlement Date and such other matters as are set forth in the Settlement Modification Letter. If Purchaser elects to accept a Settlement Modification Letter, Purchaser shall, not later than two (2) Business Days after receipt of such Settlement Modification Letter execute the Settlement Modification Letter and send, via facsimile, copies of such fully executed Settlement Modification Letter to Seller and Takeout Investor. Upon execution by Purchaser of a Settlement Modification Letter, Purchaser shall recalculate the amount of the Completion Fee, if any, due to Seller using the new terms included in the Settlement Modification Letter and shall pay to Seller, not later than two (2) Business Days after Purchaser's receipt of such Settlement Modification Letter, the amount of such recalculated Completion Fee.

In the event that Seller requests, and Purchaser agrees, that the Completion Fee be paid prior to the date established above, the Completion Fee shall be reduced by an amount mutually agreed upon by Seller and Purchaser.

                  (c) (1) Upon Purchaser's discovery that any Mortgage Loan is a Defective Mortgage Loan at the time of the delivery of the related Trust Receipt to Purchaser and in Purchaser's sole judgment the defects in such Mortgage Loan will not be cured (or in fact are not cured) by Seller prior to the Cure Date, Purchaser, at its election, may require that Seller, upon receipt of notice from Purchaser of its exercise of such right, either (i) immediately repurchase Purchaser's ownership interest in such Defective Mortgage Loan by remitting to Purchaser (in immediately available funds in accordance with Purchaser Wire Instructions) the amount paid by Purchaser for such Defective Mortgage Loan plus interest at the Pass-Through Rate on the principal amount thereof from the date of Purchaser's purchase of the related Mortgage Pool to the date of such repurchase or (ii) deliver to Custodian a Mortgage Loan in exchange for such Defective Mortgage Loan, which newly delivered Mortgage Loan shall be in all respects acceptable to Purchaser in Purchaser's reasonable discretion. If the aggregate principal balance of all Mortgage Loan(s) that are accepted by Purchaser pursuant to clause (ii) of the immediately preceding sentence is less than the aggregate principal balance of all Defective Mortgage Loan(s) that are being replaced by such Mortgage Loan(s), Seller shall remit with such Mortgage Loan(s) to Purchaser an amount equal to the difference between the aggregate principal balance of the new Mortgage Loan(s) accepted by Purchaser and the aggregate principal balance of the Defective Mortgage Loan(s) being replaced thereby.
                                      10

                  (c) (2) If Seller fails to comply with its obligations under
Section 3(c)(1), not later than the third day after receipt by Seller of notice from Purchaser, Seller's rights and obligations to service Mortgage Loan(s), as provided in this Agreement, shall terminate. If an Act of Insolvency occurs at any time, Seller's rights and obligations to service the Mortgage Loan(s), as provided in this Agreement, shall terminate immediately, without any notice or action by Purchaser. Upon any such termination, Purchaser is hereby authorized and empowered as the exclusive agent for Seller to sell and transfer such rights to service the Mortgage Loan(s) for such price and on such terms and conditions as Purchaser shall reasonably determine, and Seller shall not otherwise attempt to sell or transfer such rights to service without the prior consent of Purchaser. Seller shall perform all acts and take all action so that the Mortgage Loan(s) and all files and documents relating to such Mortgage Loan(s) held by Seller, together with all escrow amounts relating to such Mortgage Loan(s), are delivered to Successor Servicer. To the extent that the approval of any Third Party Underwriter or any other insurer or guarantor is required for any such sale or transfer, Seller shall fully cooperate with Purchaser to obtain such approval. Upon exercise by Purchaser of its remedies under this Section 3(c)(2), Seller hereby authorizes Purchaser to receive all amounts paid by any purchaser of such rights to service the Mortgage Loan(s) and to remit such amounts to Seller subject to Purchaser's rights of set-off under this Agreement. Upon exercise by Purchaser of its remedies under this Section 3(c)(2), Purchaser's obligation to pay and Seller's right to receive any portion of the Completion Fee relating to such Mortgage Loan(s) shall automatically be cancelled and become null and void, provided that such cancellation shall in no way relieve Seller or otherwise affect the obligation of Seller to indemnify and hold Purchaser harmless as specified in Section 3(e).

                  (d) Each Mortgage Loan required to be delivered to Successor Servicer by Section 3(c)(2) shall be delivered free of any servicing rights in favor of Seller and free of any title, interest, lien, encumbrance or claim of any kind of Seller. Seller shall deliver or cause to be delivered all files and documents relating to each Mortgage Loan held by Seller to Successor Servicer. Seller shall promptly take such actions and furnish to Purchaser such documents that Purchaser deems necessary or appropriate to enable Purchaser to cure any defect in each such Mortgage Loan or to enforce such Mortgage Loans, as appropriate.

                  (e) Seller agrees to indemnify and hold Purchaser and its assigns harmless from and against all Losses resulting from or relating to any breach or of any representation, warranty or covenant made, or to be performed, by Seller under this Agreement.

                  (f) No exercise by Purchaser of its rights under this
Section 3 shall relieve Seller of responsibility or liability for any breach of this Agreement.
                                      11

                  (g) Seller hereby grants Purchaser a right of set-off against the payment of any amounts that may be due and payable to Purchaser from Seller, such offset to be applied against any and all monies or other property of Seller held or received by Purchaser or due and owing from Purchaser to Seller.

                  Section 4.        Payment of Accrued Interest.

                  If a Mortgage Pool is purchased by Purchaser in the month prior to the month in which the related Settlement Date occurs (A) Seller shall pay Purchaser, on the applicable Settlement Date, accrued interest on the aggregate principal balance of the Mortgage Loans, from Purchase Date through the last day of the month prior to the month in which the Settlement Date occurs and (B) Purchaser shall be entitled to all amounts paid by Takeout Investor with respect to the Mortgage Loans including the portion thereof representing the payment of interest accrued on the Mortgage Loans from the first day of the month in which the Settlement Date occurs through the day prior to the Settlement Date, provided that if the Settlement Date occurs after the Payment Shift Date for such month, Seller shall pay the interest amount described in this clause (B) to Purchaser in addition to the amount payable by Seller to Purchaser pursuant to clause (A) of this sentence. If a Mortgage Pool is purchased in the same month in which the related Settlement Date occurs (A) Purchaser shall pay Seller, on the applicable Settlement Date, accrued interest, if any, on the aggregate principal balance of the Mortgage Loans from the first day of such month through the day prior to the Purchase Date and (B) Purchaser shall be entitled to receive all amounts paid by Takeout Investor with respect to the Mortgage Loans including the portion thereof representing the payment of interest accrued on the Mortgage Loans from the first day of such month to, but not including, the Settlement Date, provided that if the Settlement Date occurs after the Payment Shift Date for such month, or if interest has been prepaid by the applicable Mortgagors, Seller shall pay to Purchaser the interest amount described in this clause
(B). For purposes of this paragraph all interest payments shall be deemed to accrue at the applicable rate set forth in the related Takeout Commitment.

                  Section 5.        Servicing of the Mortgage Loans.

                  (a) Seller shall service and administer the Mortgage Loan(s) on behalf of Purchaser in accordance with prudent mortgage loan servicing standards and procedures generally accepted in the mortgage banking industry and in accordance with the requirements of Takeout Investor, provided that Seller shall at all times comply with applicable law, and the requirements of any applicable insurer or guarantor including, without limitation, any Third Party Underwriter, so that the coverage provided by the insurance in respect of any Mortgage Loan is not materially and adversely affected. Seller shall at all times maintain accurate and complete records relating to the servicing of each Mortgage Loan, and Purchaser may, at any time during Seller's business hours on reasonable notice, examine and make copies of such records. In addition, if a Mortgage Loan is not purchased by Takeout Investor on or before the Cure Date, Seller shall at Purchaser's request deliver to Purchaser monthly reports regarding the status of such Mortgage Loan, which reports shall include, but shall not be limited to, a description of each Mortgage Loan in default for more than thirty (30) days, and such other matters with respect to any Mortgage Loan (whether or not such Mortgage Loan is included in the foregoing list) that could materially adversely affect any such Mortgage Loan, Purchaser's ownership of any such Mortgage Loan or the collateral securing any such Mortgage Loan. Seller shall deliver such a report to Purchaser every thirty (30) days until (i) the purchase by Takeout Investor of such Mortgage Loan pursuant to the related Takeout Commitment or (ii) the exercise by Purchaser of any remedy pursuant to Section 3.

                  (b) Within five (5) business days of notice from Purchaser, Seller shall establish and maintain separate custodial accounts for (i) principal and interest (the "Custodial Account for P&I") entitled "[Name of Seller], as agent, trustee and/or bailee of principal and interest custodial account for PNC Mortgage Securities Corp. and its assignees under the Mortgage Loan Purchase Agreement dated [the date of this Agreement]" and (ii) taxes, insurance and other reserves (the "Custodial Account for Reserves") entitled "[Name of Seller], as agent, trustee and/or bailee of taxes and insurance account for PNC Mortgage Securities Corp., its assignees under the Mortgage Loan Purchase Agreement dated [the date of this Agreement] and for various mortgagors. The Custodial Account for P&I and the Custodial Account for Reserves shall be established and maintained (i) with a corporate trust department of a financial institution approved by Purchaser such that the rights thereto of Purchaser shall be fully protected against the claims of any creditors of Seller and any creditors or depositors of the institution in which such account is maintained and (ii) with FDIC insured accounts. Seller shall promptly deposit into such accounts, as applicable, in the form received with any necessary endorsements, all collections received in respect of each Mortgage Loan.

                  (c) Amounts deposited in the Custodial Account for P&I and the Custodial Account for Reserves with respect to any Mortgage Loan shall be held in trust for Purchaser as the owner of such Mortgage Loan and shall be released only as follows:

                           (1) Except as otherwise provided in Section
                  5(c)(2), following receipt by Purchaser or its designee of the Takeout Proceeds for such Mortgage Loan from Takeout Investor or Seller, amounts deposited in the Custodial Account for P&I (and if the Mortgage Loans were sold by Seller on a servicing-released basis, the amounts deposited in the Custodial Account for Reserves) shall be released to Takeout Investor in accordance with Purchaser's instructions.

                           (2) If Successor Servicer undertakes the servicing
                  of Mortgage Loans (either under the circumstances set forth in Section 3 or otherwise), all amounts deposited in the Custodial Account for P&I and the Custodial Account for Reserves shall be promptly forwarded to Successor Servicer for the benefit of Purchaser.
                                      13

                           (3) If a Mortgage Loan is not purchased by Takeout
                  Investor on or before the Cure Date, during the period thereafter that Seller remains as servicer, all amounts deposited in the Custodial Account for P&I shall be released only in accordance with Purchaser's written instructions. Amounts deposited in the Custodial Account for Reserves shall be remitted to the applicable insurers and taxing authorities in accordance with prudent mortgage servicing practices and the terms of the applicable Sale Agreement.

                  Section 6. Trade Assignments. Seller hereby assigns to Purchaser, Seller's rights, under each Takeout Commitment relating to each Mortgage Pool purchased by Purchaser hereunder and to the Takeout Proceeds related thereto. With respect to each Trade Assignment, Seller represents and warrants to Purchaser that:

                           (a) the rights and obligations under the related
                  Takeout Commitment are (1) valid and binding obligations of the parties thereto enforceable in accordance with their terms, (2) in full force and effect and (3) not subject to any pledge, lien, assignment or other encumbrance, or to any right of any party other than Seller to deliver the Mortgage Pool or against payment therefore;

                           (b) the applicable Takeout Investor has consented
                  to the Trade Assignment; and

                           (c) all written and oral information regarding the
                  related Takeout Commitment provided by Seller to Purchaser is true and correct in all material respects.

Purchaser shall not be deemed to have accepted any Trade Assignment unless and until it purchases the related Mortgage Loans, and nothing set forth herein shall be deemed to impair Purchaser's right to reject any Mortgage Loan for any reason, in its sole and absolute discretion.

                  Section 7. Transfers of Beneficial Interest in Mortgage Loans by Purchaser. Purchaser may, in its sole and absolute discretion, assign all of its right, title and interest in or grant a security interest in any Mortgage Loan sold by Seller hereunder and all rights of Purchaser under this Agreement and the Custodial Agreement, in respect of such Mortgage Loan to a tri-party custody and clearing agent ("Assignee"), subject only to an obligation on the part of assignee to deliver each such Mortgage Loan to Takeout Investor pursuant to Section 6 or to permit Purchaser or its designee
                                      14
to make delivery thereof to a Takeout Investor pursuant to Section 6. If such an assignment is made to an Assignee by Purchaser, Seller shall be deemed to have irrevocably consented to such assignment. No notice of such assignment shall be given by Purchaser to Seller or Takeout Investor. Assignment by Purchaser of the Mortgage Loans as provided in this Section 7 shall not release Purchaser from its obligations otherwise under this Agreement.

                  Without limitation of the foregoing, an assignment of the Mortgage Loans to an Assignee, as described in this Section 7, shall be effective upon delivery to the Assignee of a duly executed and authenticated Trust Receipt.

                  Section 8. Record Title to Mortgage Loans; Intent of parties; Security Interest.

                  (a) From and after the issuance and delivery of the related Trust Receipt, and subject to the remedies of Purchaser in Section 3, Seller shall remain the last named payee or endorsee of each Mortgage Note and the mortgagee or assignee of record of each Mortgage in trust for the benefit of Purchaser, for the sole purpose of facilitating the servicing of such Mortgage Loan.

                  (b) Seller shall maintain a complete set of books and records for each Mortgage Loan which shall be clearly marked to reflect the ownership interest in each Mortgage Loan of the holder of the related Trust Receipt.

                  (c) Purchaser and Seller confirm that the transactions contemplated herein are intended to be sales of the Mortgage Loans by Seller to Purchaser rather than borrrowings secured by the Mortgage Loans. In the event, for any reason, any transaction is construed by any court or regulatory authority as a borrowing rather than as a sale, Seller and Purchaser intend that Purchaser or its Assignee, as the case may be, shall have a perfected first priority security interest in the Mortgage Loans, the Custodial Account for P&I, the Custodial Account for Reserves, the Takeout Commitments and the proceeds of any and all of the foregoing (collectively, the "Collateral"), free and clear of adverse claims. In such case, Seller shall be deemed to have hereby granted to Purchaser or Assignee, as the case may be, a first priority security interest in and lien upon the Collateral, free and clear of adverse claims. In such event, this Agreement shall constitute a security agreement, the Custodian shall be deemed to be an independent custodian for purposes of perfection of the security interest granted to Purchaser or Assignee, as the case may be, and Purchaser or Assignee, as the case may be, shall have all of the rights of a secured party under applicable law.

                  (d) With respect to each Mortgage Pool purchased by Purchaser from Seller pursuant to this Agreement, it is the express intention of the parties hereto that upon Purchaser's delivery of such Mortgage Pool to the applicable Takeout Investor, Seller shall make all representations, warranties and covenants to Takeout Investor with respect to the Mortgage Pool pursuant to the terms and conditions of the applicable Sale Agreement between Seller and Takeout Investor. It is the express understanding of the parties hereto that Purchaser's sole obligation to Takeout Investor with respect to the Mortgage Pool shall be the delivery thereof to Takeout Investor and that Purchaser shall make no representations, warranties or covenants to Takeout Investor in connection therewith. Seller shall hold Purchaser harmless, and indemnify Purchaser, for any Losses arising out of Takeout Investor's attempt to enforce any remedy available to it under the Sale Agreement or otherwise with respect to any Mortgage Loan in the Mortgage Pool.

                  Section 9.        Representations and Warranties.

                  (a) Seller hereby represents and warrants to Purchaser as of the date hereof and as of the date of each issuance and delivery of a Trust Receipt to Purchaser that:

                           (i) Seller is duly organized, validly existing and
                  in good standing under the laws of the state of its organization and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the state where each Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by Seller. Seller has all requisite power and authority (including, if applicable, corporate power) to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of Seller; and all requisite action (including, if applicable, corporate action) has been taken by Seller to make this Agreement valid and binding upon Seller in accordance with its terms;

                           (ii) No approval of the transactions contemplated
                  by this Agreement by the OTS, the NCUA, the FDIC or any similar federal or state regulatory authority having jurisdiction over Seller is required, or if required, such approval has been obtained. There are no actions or proceedings pending or affecting Seller which would adversely affect its ability to perform hereunder. The transfers, assignments and conveyances provided for herein are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

                           (iii) The consummation of the transactions
                  contemplated by this Agreement are in the ordinary course of the business of Seller and will not result in the breach of any term or provision of the charter or by-laws of Seller or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which Seller or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which Seller or its property is subject;

                           (iv) This Agreement, the Custodial Agreement and
                  every document to be executed by Seller pursuant to is Agreement this and will be the valid, binding and subsisting obligations of Seller, enforceable in accordance with their respective terms. No consents or approvals are required to be obtained by Seller or its Parent Company for the execution, delivery and performance of this Agreement or the Custodial Agreement by Seller;

                           (v) All information relating to Seller that Seller
                  has delivered or caused to be delivered to Purchaser, including, but not limited to, all documents related to this Agreement, the Custodial Agreement or Seller's financial statements, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein or herein in light of the circumstances under which they were made, not misleading.

                  (b) Seller hereby represents, warrants and covenants to Purchaser with respect to each Mortgage Loan as of the Purchase Date of such Mortgage Loan that:

                           (i) The Mortgage Loan conforms in all respects to
                  the requirements of this Agreement, the applicable Sale Agreement (including the representations and warranties stated therein), the Commitment Guidelines and the requirement of the related Third Party Underwriter's Certificate, if any;

                           (ii) Seller is the sole owner and holder of the
                  Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority, subject no interest or participation of, or agreement with, any other party, to sell and assign the same pursuant to this Agreement and upon delivery of the related Trust Receipt to Purchaser, Purchaser will be the sole owner thereof, free and clear of any lien, claim or encumbrance;

                           (iii) No servicing agreement has been entered into
                  with respect to the Mortgage Loan, or if a servicing agreement has been entered into with respect to the Mortgage
                                      17

                  Loan, any such servicing agreement has been terminated and there are no restrictions, contractual or governmental, which would impair the ability of Purchaser or Purchaser's designees from servicing the Mortgage Loan;

                           (iv) The Mortgage is a valid and subsisting first
                  lien on the property therein described and the Mortgaged Property is free and clear of all encumbrances and liens except for liens for real estate taxes and special assessments not yet due and payable. Any pledge account, security agreement, chattel mortgage or equivalent document related to, and delivered to Purchaser with the Mortgage, establishes in Seller a valid and subsisting first lien on the property described therein, and Seller has full right to sell and assign the same to Purchaser;

                           (v) Neither Seller nor any prior holder of the
                  Mortgage has modified the Mortgage in any material respect; satisfied, canceled or subordinated the Mortgage in whole or in part; released the Mortgaged Property in whole or in part from the lien of the Mortgage; or executed any instrument of release, cancellation, modification or satisfaction unless such release, cancellation, modification or satisfaction does not adversely affect the value of the Mortgage Loan and is evidenced by a written instrument which has been recorded, if necessary, to protect the interests of the Purchaser and which is contained in the related Document File. The substance of any such waiver, alteration or modification has been approved by the issuer of any related primary insurance policy and title insurer, to the extent required by the policies;

                           (vi) The Mortgage Loan is not in default, and all
                  Monthly Payments due prior to the Purchase Date and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents have ben paid. Seller has not advanced funds, or induced or solicited any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage Loan. The collection practices used by each entity which has serviced the Mortgage Loan have been in all respects legal, proper, prudent, and customary in the mortgage servicing business. With respect to escrow deposits and payments in those instances where such were required, there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made and no escrow deposits or payments or other charges or payments have been capitalized under any Mortgage or the related Mortgage Note;

                           (vii) There is no default, breach, violation or
                  event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage
                                      18
                  of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and neither Seller nor its predecessors has waived any default, breach, violation or event of acceleration;

                           (viii) The Mortgage Loan is not subject to any
                  right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                           (ix) The Mortgage Note and the related Mortgage are
                  genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms. All parties to the Mortgage Note and the mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by the Mortgagor;

                           (x) The Mortgage Loan meets, or is exempt from,
                  applicable state or federal laws, regulations and other requirements pertaining to usury, and the Mortgage Loan is not usurious;

                           (xi) Any and all requirements of any federal, state
                  or local law including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with, and Seller shall deliver to Purchaser upon demand, evidence of compliance with all such requirements;

                           (xii) All parties which have had any interest in
                  the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located and (2)
                  (i) organized under the laws of such state, (ii) qualified to do business in such state, (iii) a federal savings and loan association or national bank having principal offices in such state or (iv) not doing business in such state.

                           (xiii) The proceeds of the Mortgage Loan have been
                  fully disbursed, there is no requirement for future advances
                                      19
                  thereunder and any and all requirements as to completion of any on site or off-site improvements and as to disbursements of any escrow funds, therefore, have been complied with. All costs, fees and expenses incurred in making, closing or recording the Mortgage Loans were paid and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

                           (xiv) The related Mortgage contains customary and
                  enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

                           (xv) The Mortgage Loan was originated free of any
                  "original issue discount" with respect to which the owner of the Mortgage Loan could be deemed to have income pursuant to Sections 1271 et seq. of the Internal Revenue Code;

                           (xvi) Each Mortgage Loan was originated by an
                  institution described in Section 3(a)(41)(A)(ii) of the Securities Exchange Act of 1934, as amended;

                           (xvii) The Mortgaged Property is free and clear of
                  all mechanics' and materialmen's liens or liens in the nature thereof which are or could be prior to the Mortgage lien, and no rights are outstanding that under law could give rise to any such lien;

                           (xviii) All of the improvements which are included
                  for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

                           (xix) At origination, no improvement located on or
                  being part of the Mortgaged Property was in violation of any applicable zoning law or regulation and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property, and with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, had been made or obtained from the appropriate authorities and the Mortgaged Property
                                      20
                  was lawfully occupied under the applicable law. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation and all inspections, licenses and certificates required to be made or issued with respect to the Mortgaged Property, and with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and the Mortgaged Property is lawfully occupied under applicable law;

                           (xx) There is no proceeding pending for the total
                  or partial condemnation of the Mortgaged Property and said property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty;

                           (xxi) The Custodial File contains and the Credit
                  File contains or shall contain prior to the Cure Date each of the documents and instruments specified to be included therein duly executed and in due and proper form and each such document or instrument is either in form acceptable to FNMA or is a FNMA/FHLMC uniform instrument; Seller is currently in possession of the Custodial File and is in possession or shall be prior to the Expiration Date of the Credit File and there are no custodial agreements in effect adversely affecting the rights of Seller to make the deliveries required within the required time. Seller shall not deliver a Credit File to Takeout Investor prior to the related Commitment Date;

                           (xxii) The Mortgage Loan is covered by a mortgage
                  title insurance policy acceptable to FNMA, issued by, and the valid and binding obligation of, a title insurer acceptable to FNMA and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, Seller is the named insured and the sole insured of such mortgage title insurance policy, the assignment to Purchaser of Seller's interest in such mortgage title insurance policy does not require the consent of or notification to the insurer, such mortgage title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of Purchaser upon the consummation of the transactions contemplated by this Agreement and no claims have been made under such mortgage title insurance policy and no prior holder of the related Mortgage, including Seller, has done, by act or omission, anything which would impair the coverage of such mortgage title insurance policy;

                           (xxiii) All buildings upon the Mortgaged Property
                                      21
                  are insured against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to fire and hazard insurance policies with extended coverage or other insurance required by the Sale Agreement, in an amount at least equal to the lesser of (i) the outstanding principal balance of the Mortgage Loan or (ii) the maximum insurable value (replacement cost without deduction for depreciation) of the improvements constituting the Mortgaged Property. If applicable laws limit the amount of such insurance to the replacement cost of the improvements constituting the Mortgaged Property or to some other amount, then such insurance is in an amount equal to the maximum allowed by such laws. Such insurance amount is sufficient to prevent the Mortgagor or the loss payee under the policy from becoming a co-insurer. The insurer issuing such insurance is acceptable pursuant to the Sale Agreement. All individual insurance policies contain a standard mortgagee clause naming Seller, its successors and assigns, as mortgagee and all premiums thereon have been paid. Each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor. Any flood insurance required by applicable law has been obtained. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and inures to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. Seller has not engaged in, and has no knowledge of the Mortgagor having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by Seller;

                           (xxiv) The original principal amount of the related
                  Mortgage Note either (a) was not more than 80% of the lesser of (i) the purchase price of the Mortgaged property paid by the Mortgagor at the origination of the Mortgage Loan and
                  (ii) the appraised value of the Mortgaged Property, such appraised value being, for the purposes hereof, the amount set forth in an appraisal made in connection with the origination of such mortgage Loan, or (b) is and will be insured as to payment defaults by a policy of primary mortgage guaranty insurance in accordance with the Sale Agreement and all provisions of such primary mortgage guaranty insurance policy have been and are being complied with, such policy is in full force and effect, and all
                                      22
                  premiums due thereunder have been paid. Any Mortgage Loan subject to any such policy of primary mortgage guaranty insurance obligates the Mortgagor thereunder to maintain such insurance and pay all premiums and charges in connection therewith. The original principal amount of each Mortgage Note was not more than 95% of the purchase price of the related Mortgaged Property paid by the Mortgagor at the origination of the Mortgage Loan. No action, event or state of facts exists or has existed which, because involving or arising from any dishonest, fraudulent, criminal, negligent or knowingly wrongful act, error or omission by the Mortgagor or the originator or servicer of the Mortgage Loan, would result in the exclusion from, denial of, or defense to coverage which otherwise would be provided by such insurance;

                           (xxv) At the time that the related Mortgage Loan
                  was made the Mortgagor represented that the Mortgagor would occupy such Mortgaged Property as Mortgagor's primary residence;

                           (xxvi) The Mortgaged property consists of a single
                  parcel of real property;

                          (xxvii) There are no circumstances or conditions
                  with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can be reasonably expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent or adversely affect the value or marketability of the Mortgage Loan;

                         (xxviii) The Mortgaged Property is free from any and
                  all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation;

                           (xxix) Prior to origination, an appraisal of the
                  Mortgaged Property was made by an appraiser acceptable to FNMA and FHLMC on a form satisfactory to FNMA and FHLMC and included an estimate of value based upon sales of comparable properties;

                           (xxx) The Mortgage Loan was underwritten in
                  accordance with the underwriting guidelines of the applicable Takeout Investor;

                           (xxxi) In the event the Mortgage constitutes a deed
                  of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by Purchaser to the trustee under
                                      23
                  the deed of trust, except in connection with a trustee's sale after default by the Mortgagor; and

                          (xxxii) The Mortgage contains an enforceable
                  provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder; by the terms of the Mortgage Note, however, the provision for acceleration may not be exercised at the time of a transfer if prohibited by federal law or, in the event that the mortgage interest rate for the Mortgage Loan is adjustable, if the prospective purchaser is transferee of the original Mortgagor who meets the applicable creditworthiness standards and pays an agreed upon fee.

The representations and warranties of Seller in this Section 9 are unaffected by and supersede any provision in any endorsement of any Mortgage Loan or in any assignment with respect to such Mortgage Loan to the effect that such endorsement or assignment is without recourse or without representation or warranty.

It is understood and agreed that the representations and warranties set forth in this Section 9 shall survive delivery of the respective Custodial Files to the Custodian or Takeout Investor and shall continue notwithstanding any termination of this Agreement. Upon discovery by Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of Purchaser in the related Mortgage Loans, Purchaser shall give prompt written notice to Seller. Within ninety (90) days of its receipt of notice of breach, Seller shall repurchase such Mortgage Loans for an amount equal to the portion of the applicable Purchase Price related thereto plus accrued and unpaid interest at the weighted average (by principal balance) of the rate set forth in the applicable Takeout Commitment for such Mortgage Loans to the day prior to the date of repurchase.

                           Section 10. Covenants of Seller. Seller hereby
covenants and agrees with Purchaser as --------------------follows:

                  (a)      Seller shall deliver to Purchaser:

                           (i) Within one hundred twenty (120) days after the
                  end of each fiscal year of Seller, consolidated balance sheets of Seller and its consolidated subsidiaries and the related consolidated statements of income showing the financial condition of Seller and its consolidated subsidiaries as of the close of such fiscal year and the results of operations during such year, and a consolidated statement of cash flows, as of the close of such fiscal year, setting forth, in each case, in comparative form the corresponding figures for the preceding year, all the
                                      24
                  foregoing consolidated financial statements to be reported on by, and to carry the report (acceptable in form and content to Purchaser) of, an independent public accountant of national standing acceptable to Purchaser;

                           (ii) Within sixty (60) days after the end of each
                  of the first three fiscal quarters of each fiscal year of Seller, unaudited consolidated balance sheets and consolidated statements of income, all to be in a form acceptable to Purchaser, showing the financial condition and results of operations of Seller and its consolidated subsidiaries on a consolidated basis as of the end of each such quarter and for the then elapsed portion of the fiscal year, setting forth, in each case, in comparative form the corresponding figures for the corresponding periods of the preceding fiscal year, certified by a financial officer of Seller (acceptable to Purchaser) as presenting fairly the financial position and results of operations of Seller and its consolidated subsidiaries and as having been prepared in accordance with generally accepted accounting principles consistently applied, in each case, subject to normal year-end audit adjustments;

                           (iii) Promptly upon receipt thereof, a copy of each
                  other report submitted to Seller by its independent public accountants in connection with any annual, interim or special audit of Seller;

                           (iv) Promptly upon becoming aware thereof, notice
                  of (1) the commencement of, or any determination in, any legal, judicial or regulatory proceedings, (2) any dispute between Seller or its Parent Company and any governmental or regulatory body, (3) any event or condition, which, in any case of (1) or (2) if adversely determined, would have a material adverse effect on (A) the validity or enforceability of this Agreement, (B) the financial condition or business operations of Seller, or (C) the ability of Seller to fulfill its obligations under this Agreement or (4) any material adverse change in the business, operations, prospects or financial condition of Seller, including, without limitation, the insolvency of the Seller or its Parent Company;

                           (v) Promptly upon becoming available, copies of all
                  financial statements, reports, notices and proxy statements sent by its Parent Company, Seller or any of Seller's consolidated subsidiaries in a general mailing to their respective stockholders and of all reports and other material (including copies of all registration statements under the Securities Act of 1933, as amended) filed by any of them with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any or all of the functions of said Commission;

                           (vi) Promptly upon becoming available, copies of
                  any press releases issued by its Parent Company or Seller and copies of any annual and quarterly financial reports and any reports on Form H-(b)12 which its Parent Company or Seller may be required to file with the OTS or the RTC or comparable reports which a Parent Company or Seller may be required to file with the FDIC or any other federal banking agency containing such financial statements and other information concerning such parent Company's or Seller's business and affairs as is required to be included in such reports in accordance with the rules and regulations of the OTS, the RTC, the FDIC or such other banking agency, as may be promulgated from time to time;

                           (vii) Such supplements to the aforementioned
                  documents and such other information regarding the operations, business, affairs and financial condition of its Parent Company, Seller or any of Seller's consolidated subsidiaries as Purchaser may request;

                           (viii) A copy of (1) the articles of incorporation
                  of Seller and any amendments thereto, certified by the Secretary of State of Seller's state of incorporation, (2) a copy of Seller's by-laws, together with any amendments thereto, (3) a copy of the resolutions adopted by Seller's Board of Directors authorizing Seller to enter into this Agreement and the Custodial Agreement and authorizing one or more of Seller's officers to execute the documents related to this Agreement and the Custodial Agreement, and (4) a certificate of incumbency and signature of each officer of Seller executing any document in connection with this Agreement;

                           (ix) Neither Seller nor any affiliate thereof will
                  acquire at any time any economic interest in or obligation with respect to any Mortgage Loan;

                           (x) Under generally accepted accounting principles
                  ("GAAP") and for federal income tax purposes, Seller will report each sale of a Mortgage Loan to the Purchaser hereunder as a sale of the ownership interest in the Mortgage Loan. Seller has been advised by or has confirmed with its independent public accountants that the foregoing transactions will be so classified under GAAP;

                           (xi) The consideration received by Seller upon the
                  sale of each Mortgage Pool will constitute reasonably equivalent value and fair consideration for the ownership interest in the Mortgage Loans included therein;

                           (xii) Seller will be solvent at all relevant times
                                      26
                  prior to, and will not be rendered insolvent by, any sale of a Mortgage Loan to the Purchaser; and

                           (xiii) Seller will not sell any Mortgage Loan to
                  the Purchaser with any intent to hinder, delay or defraud any of Seller's creditors.

                  (b) Seller shall comply, in all material respects, with all laws, rules and regulations to which it is or may become subject.

                  (c) Seller shall, upon request of Purchaser, promptly execute and deliver to Purchaser all such other and further documents and instruments of transfer, conveyance and assignment, and shall take such other action as Purchaser may require more effectively to transfer convey, assign to and vest in Purchaser and to put Purchaser in possession of the property to be transferred, conveyed, assigned and delivered hereunder and otherwise to carry out more effectively the intent of the provisions under this Agreement.

                  Section 11. Term. This Agreement shall continue in effect until terminated as to future transactions by written instruction signed by either Seller or Purchaser and delivered to the other, provided that no termination will affect the obligations hereunder as to any of the Mortgage Loans purchased hereunder.

                  Section 12. Exclusive Benefit of Parties; Assignment. This Agreement is for the exclusive benefit of the parties hereto and their respective successors and assigns and shall not be deemed to give any legal or equitable right to any other person, including the Custodian. Except as provided in Section 7, no rights or obligations created by this Agreement may be assigned by any party hereto without the prior written consent of the other parties.

                  Section 13. Amendments; Waivers, Cumulative Rights. This Agreement may be amended from time to time only by written agreement of Seller and Purchaser. Any forebearance, failure or delay by either party in exercising any right, power or remedy hereunder shall not preclude the further exercise thereof. Every right, power and remedy of Purchaser shall continue in full force and effect until specifically waived by Purchaser in writing. No right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred hereby or hereafter available at law or in equity or by statute or otherwise.

                  Section 14. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                  Section 15. Effect of Invalidity of Provisions. In case any one or more of the provisions contained in this Agreement should be or become
                                      27
invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

                  Section 16. Governing  Law.  This   Agreement   shall  be
governed by and construed in accordance with the laws of the State of Illinois, without regard to conflict of laws rules.

                  Section 17. Notices. Any notices, consents, elections, directions and other communications given under this Agreement shall be in writing and shall be deemed to have been duly given when telecopied or delivered by overnight courier, personally delivered, or on the third day following the placing thereof in the mail, first class postage prepaid, to the respective addresses set forth in the cover page hereof for Seller and Purchaser, or to such other address as either party shall give notice to the other party pursuant to this Section 17. Notices to any Assignee shall be given to such address as Assignee shall provide to Seller in writing.

                  Section 18. Entire Agreement. This Agreement and the Custodial Agreement contain the entire agreement between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements between them, oral or written, of any nature whatsoever with respect to the subject matter hereof.

                  Section 19. Costs of Enforcement. In addition to any other indemnity specified in this Agreement, in the event of a breach by Seller of this Agreement, the Custodial Agreement or a Takeout Commitment, Seller agrees to pay the reasonable attorneys' fees and expenses of Purchaser and/or Assignee incurred as a consequence of such breach.

                  Section 20. Consent to Service. Each party irrevocable consents to the service of process by registered or certified mail, postage prepaid, to its at its address given in or pursuant to Section 17.

                  Section 21. Construction. The headings in this Agreement are for convenience only and are not intended to influence its construction. References to Sections, Exhibits and Annexes in this Agreement are to the Sections of and Exhibits to this Agreement. The Exhibits are part of this Agreement, and are incorporated herein by reference. The singular includes the plural, the plural the singular, and the words "and" and "or" are used in the conjunctive or disjunctive as the sense and circumstances may require.

                  IN WITNESS WHEREOF, Purchaser and Seller have duly executed this Agreement as of the date and year set forth above.
                                      28

                         PNC MORTGAGE SECURITIES CORP.

                                            By__________________________________
                                            Name:
                                            Title:

                         PREMIER MORTGAGE CORPORATION

                                            By__________________________________
                                            Name:
                                            Title:
                                      29